United States

Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: June 21, 2022

(Date of Earliest Event Reported)

CALAMP CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-12182	95-3647070
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

15635 Alton Parkway, Suite 250, Irvine, CA 92618

(Address of principal executive offices)

(949) 600-5600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 Par Value	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2022, the Board of Directors (the “Board”) of CalAmp Corp. (the “Company”) appointed Wesley C. Cummins (“Mr. Cummins” or the “BRAM Designee”) as a member of the Board, effective immediately, to serve until the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) and the election and qualification of his successor or, if earlier, his death or resignation or removal from the Board. Mr. Cummins will receive compensation under the Company’s standard compensation arrangement for non-employee directors (as described in the Company’s proxy statement for its 2021 annual meeting of stockholders). Concurrent with Mr. Cummins’ appointment to the Board, the Board will increase its size by one member from eight directors to nine directors.  Immediately prior to the 2022 Annual Meeting and immediately upon Amal Johnson’s resignation from the Board, the size of the Board will be decreased by one member from nine directors to eight directors.

Mr. Cummins is President of B. Riley Asset Management, an institutional asset management arm of B. Riley Financial (NASDAQ: RILY), a financial services firm, a position he has held since 2021. Mr. Cummins has also served as a member of the board of directors of Sequans Communications S.A. (NYSE: SQNS), a cellular semiconductor firm, since June 2018, and he has served as a member of the board of directors of Vishay Precision Group, Inc. (NYSE: VPG), a company that produces sensors based on resistive foil technology and sensor-based systems, since 2017.

On April 29, 2022, B. Riley Asset Management, LLC. through one of its managed funds, 272 Capital Master Fund Ltd, (collectively “BRAM”) that holds shares of the Company’s stock, submitted to the Company a stockholder notice of intent to nominate six persons for election as directors of the Company (the “Nomination Letter”).

Following discussions, BRAM irrevocably withdrew the Nomination Letter, and Mr. Cummins will join the Board pursuant to a Cooperation Agreement (the “Agreement”), dated June 21, 2022, by and among the Company and BRAM. The Agreement includes various terms, conditions and provisions, including that the Company will include Mr. Cummins in the Board’s recommended director slate of candidates to stand for election at the 2022 annual stockholders meeting. Mr. Cummins, while serving as a member of the Board, is required to (i) meet all director independence and other requirements of the Company, of stock exchange listing standards and of the Securities and Exchange Commission and related securities laws and regulations, (ii) be qualified to serve as a director under the Delaware General Corporation Law and (iii) comply with Company policies, guidelines and codes of conduct applicable to directors, subject to the terms of the Agreement.

If Mr. Cummins is unable or unwilling to serve as a director, resigns as a director or is removed, and at such time BRAM has an aggregate ownership of at least 50% of the common stock beneficially owned by BRAM as of the date of the Cooperation Agreement, then BRAM and the Company shall mutually agree upon the appointment of a substitute director to serve for the remainder of Mr. Cummins’ term, and such substitute director will be deemed a BRAM Designee for all purposes of the Agreement after such appointment.

Under the Agreement, BRAM is subject to various restrictions, including, among other things, prohibitions on BRAM acquiring more than 10% of the Company’s outstanding shares without the Company’s consent, engaging in proxy solicitations and other stockholder-related matters and proposals, forming groups with other investors, disposing of their shares to a third party who would own more than 4.9% of the Company’s outstanding shares outside of open market sales or underwritten offerings, engaging in short sales of Company shares, and limitations on public statements regarding the Company and on interactions with third parties and employees. BRAM has agreed to vote its shares as set forth in the Agreement, including with respect to board elections, but will have discretion on voting its shares on extraordinary transactions. Certain non-disparagement provisions also apply to the Company and to BRAM under the Agreement.

The provisions of the Agreement described above generally apply until the earlier of (A) the date that is thirty (30) calendar days prior to the notice deadline (the “Notice Deadline”) under the Company’s Amended and Restated Bylaws for the nomination of non-proxy access director candidates for election to the Board at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) (which date shall be extended through the date of the 2023 Annual Meeting as long as (i) the Company informs the BRAM Designee, in writing, at least 45 calendar days prior to the Notice Deadline of the Company’s intention to re-nominate him for election to serve as a director of the Company at the 2023 Annual Meeting and (ii) the BRAM Designee, at least 30 calendar days prior to the Notice Deadline, expressly accepts, in writing, such re-nomination) and (B) the election to terminate the Agreement by a non-breaching party, subject to the terms of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 21, 2022, the Company issued a press release regarding the above matters, which press release is attached as Exhibit 99.2 hereto.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on June 21, 2022 announcing the appointment of Mr. Cummins as an independent director, effective June 21,2022. A copy of this press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Cooperation Agreement, dated June 21, 2022, between the Company, B. Riley Asset Management LLC and 272 Capital Master Fund Ltd.

99.2	Press release dated June 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2022	CALAMP CORP.

	By:	/s/ Kurtis Binder
Kurtis Binder
Executive Vice President and Chief Financial Officer (Principal Financial Officer)